UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 10, 2014

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-8809	SCANA Corporation (a South Carolina corporation) 100 SCANA Parkway, Cayce, South Carolina 29033 (803) 217-9000	57-0784499

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On January 10, 2014, consistent with its past practice, the registrant entered into indemnification agreements with Mr. Alfredo Trujillo and Mr. John F.A.V. Cecil in connection with their election as directors.
The indemnification agreements generally provide that the registrant will indemnify the indemnitee for claims arising in the indemnitee’s capacity as a director, officer, employee or other agent of the registrant or its subsidiaries, provided that, among other things, the indemnitee acted in good faith and with a view to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable grounds for believing that his conduct was unlawful. The indemnification agreements also provide, under certain circumstances, for payment for or reimbursement of reasonable expenses incurred by an indemnitee who is a party to a proceeding in advance of final disposition of the proceeding.
The above description of the indemnification agreements is qualified in its entirety by reference to the form of indemnification agreement that was filed as Exhibit 10.01 to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 and that is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
Exhibits filed with this Current Report on Form 8-K are listed in the Exhibit Index following the signature page.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SCANA Corporation
(Registrant)

January 15, 2014                 By:    /s/James E. Swan, IV
James E. Swan, IV
Controller

EXHIBIT INDEX
Number

99.01	Form of Indemnification Agreement (Filed as Exhibit 10.01 to Form 10-Q dated June 30, 2012 and incorporated by reference herein)

4